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                      AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 25, 2004 (the "Agreement"), by and between John Hancock Variable Series Trust I, a Massachusetts business trust ("JHVST"), acting on behalf of its Fundamental Growth, Large Cap Growth B, Fundamental Value B, Mid Cap Value, Small Cap Growth, Overseas Equity, and Overseas Equity C Funds (each an "Acquired Fund") and its Large Cap Growth, Fundamental Value, Mid Cap Value B, Small Cap Emerging Growth, and Overseas Equity B Funds (each an "Acquiring Fund"), and John Hancock Life Insurance Company ("John Hancock" or "Adviser"), a Massachusetts corporation,

                                   WITNESSETH:

WHEREAS, JHVST is an investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in separate investment portfolios for sale to separate accounts of life insurance companies to support investments under variable annuities and variable life insurance contracts issued by such companies; and

WHEREAS, John Hancock provides investment advisory services to JHVST; and

WHEREAS, John Hancock and certain of its affiliates hold record ownership of all outstanding JHVST shares, either directly or through "separate accounts" established under applicable insurance law; and

WHEREAS, John Hancock and JHVST desire to provide for a reorganization through the transfer of all of each Acquired Fund's assets to a corresponding Acquiring Fund, with which it will combine in exchange for the issuance by JHVST of shares of such Acquiring Fund in the manner set forth in this Agreement and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; and

WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, JHVST and John Hancock agree as follows:

ARTICLE 1  DEFINITIONS

SECTION 1.1  Definitions.

For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Acquired Fund" refers to each Acquired Fund named above,

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     "Acquired Fund Shareholders" means the holders of record as of the
Effective Time of the issued and outstanding shares of beneficial interest in an Acquired Fund.

     "Acquired Fund Shareholders Meeting" means a meeting of the shareholders of an Acquired Fund convened in accordance with applicable law and the Agreement and Declaration of Trust of JHVST to consider and vote upon the approval of the Reorganization for that Acquired Fund contemplated by this Agreement.

     "Acquired Fund Shares" means the issued and outstanding shares of beneficial interest in an Acquired Fund.

     "Acquiring Fund" refers to each Acquiring Fund named above.

     "Acquiring Fund Shares" means shares of the capital stock of an Acquiring Fund issued pursuant to Section 2.6 of this Agreement.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

     "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

     "Agreement" means this Agreement and Plan of Reorganization, together with any schedules and exhibits attached hereto and all amendments hereto and thereof.

     "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by JHVST on behalf of an Acquired Fund, or otherwise providing benefits to any current or former employee, officer or trustee of JHVST.

     "Closing" means the transfer of the assets of an Acquired Fund to an Acquiring Fund, the assumption of all of the Acquired Fund's liabilities by the Acquiring Fund and the issuance of the Acquiring Fund Shares directly to the Acquired Fund Shareholders as described in Section 2.1 of this Agreement.

     "Closing Date" means November 1, 2004, or such other date as JHVST's Chairman shall determine for any Reorganization.

     "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

     "Custodian" means State Street Bank & Trust Company, acting in its capacity as custodian for the assets of an Acquiring Fund and the corresponding Acquired Fund.

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     "Effective Time" means 4:00 p.m. Eastern Time on the Closing Date or such other time or times as JHVST's Chairman shall determine.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

     "Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

     "JHVST" means John Hancock Variable Series Trust I, a Massachusetts business trust.

     "JHVST Registration Statement" means the registration statement on Form N-1A, as amended, of JHVST (File Nos. 33-2081 and 811-04490).

     "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

     "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

     "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     "Reorganization" means the acquisition of the assets of an Acquired Fund by an Acquiring Fund in consideration of the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund and the issuance by JHVST of Acquiring Fund Shares directly to Acquired Fund Shareholders as described in this Agreement, and the termination of the Acquired Fund's status as a designated series of shares of JHVST.

     "Required Shareholder Vote" shall have the meaning set forth in Section
3.17 of this Agreement.

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     "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

     "Tax" means any tax or similar governmental charge, impost or levy (including income taxes, alternative minimum tax and estimated tax, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

ARTICLE 2  TRANSFER OF ASSETS

SECTION 2.1  Reorganizations.

At the Effective Time, all of the assets of each Acquired Fund shall be delivered to the Custodian for, or transferred on JHVST's books and records to, the account of a corresponding Acquiring Fund, as follows:

             Acquired Fund                         Corresponding Acquiring Fund

Fundamental Growth                           Large Cap Growth
Large Cap Growth B                           Large Cap Growth
Fundamental Value B                          Fundamental Value
Mid Cap Value                                Mid Cap Value B
Small Cap Growth                             Small Cap Emerging Growth
Overseas Equity                              Overseas Equity B
Overseas Equity C                            Overseas Equity B

Such transfer shall be in exchange for the assumption by the Acquiring Fund of all of the liabilities of any kind of the Acquired Fund and delivery by JHVST directly to the holders of record as of the Effective Time of the issued and outstanding shares of the Acquired Fund (including, if applicable, fractional shares rounded to the nearest thousandth) of a number of Acquiring Fund shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of the Acquired Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. The obligation to deliver and transfer assets as set forth in this Section 2.1 shall be satisfied only if the Acquiring Fund receives good and marketable title to such assets free and clear of all Liens.

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SECTION 2.2  Computation of Net Asset Value.

     (a) The net asset value of Acquiring Fund Shares, and the net value of the assets of the corresponding Acquired Fund, shall be determined as of the Effective Time.

     (b) The net asset value of an Acquiring Fund's Shares shall be computed in accordance with the policies and procedures of the Acquiring Fund as described in the JHVST Registration Statement.

     (c) The net value of the assets of an Acquired Fund to be transferred to an Acquiring Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of the Acquired Fund as described in the JHVST Registration Statement.

     (d) All computations of value regarding the net assets of an Acquired Fund and the net asset value of the corresponding Acquiring Fund Shares to be issued pursuant to this Agreement shall be made by JHVST and its service providers in the customary manner used in computing those Funds' net asset values each day. JHVST agrees to use commercially reasonable efforts to resolve any material differences, as between the Funds, in the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

SECTION 2.3  Valuation.

The net assets of each Acquired Fund and the net asset value per share of the Acquiring Fund's Shares shall be valued as of the Effective Time. The share transfer books of each Acquired Fund will be permanently closed as of the Effective Time, and only requests for the redemption of shares of the Acquired Fund received in proper form prior to the Effective Time shall be accepted by the Acquired Fund. Purchase and redemption requests thereafter received by the Acquired Fund shall be deemed to be purchase and redemption requests for the corresponding Acquiring Fund Shares, as applicable (assuming that the transaction contemplated by this Agreement is consummated).

SECTION 2.4  Delivery and Transfer.

     (a) Assets held by an Acquired Fund that are not already held by the Custodian shall be delivered by JHVST to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, JHVST shall instruct the Custodian to transfer these and all other Acquired Fund assets to the account of the corresponding Acquiring Fund as of the Effective Time. The assets so delivered shall be duly endorsed or in other proper form for transfer in such condition as to constitute a good delivery thereof, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. An Acquired Fund's cash that is not already held by the Custodian shall be delivered to the Custodian for the account of the Acquiring Fund on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of the Acquiring Fund at the Custodian.

     (b) If, on the Closing Date, an Acquired Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by the Acquired Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to the Acquired

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Fund or its broker, then JHVST shall waive the delivery requirements of Section
2.4(a) with respect to said undelivered securities if the Acquired Fund has delivered to the Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow agreement and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by JHVST or the Custodian, including brokers' confirmation slips.

SECTION 2.5 Termination of Series.

As soon as reasonably practicable after the Closing Date, the status of an Acquired Fund as a designated series of shares of JHVST shall be terminated; provided, however, that the termination of the status of the Acquired Fund as a series of shares of JHVST shall not be required if the Reorganization as to that Acquired Fund shall not have been consummated.

SECTION 2.6  Issuance of Acquiring Fund Shares.

At the Effective Time, the Acquired Fund Shareholders of record as of the Effective Time holding Acquired Fund Shares shall be issued that number of full and fractional shares of the corresponding Acquiring Fund having a net asset value equal to the net asset value of the Acquired Fund Shares held by the Acquired Fund Shareholders at the Effective Time. All issued and outstanding shares of beneficial interest in the Acquired Fund shall thereupon be canceled on the books of JHVST. JHVST shall provide instructions to John Hancock, as the transfer agent of JHVST, with respect to the Acquiring Fund Shares to be issued to the corresponding Acquired Fund Shareholders. John Hancock shall record on JHVST's books the ownership of Acquiring Fund Shares by the corresponding Acquired Fund Shareholders and shall forward a confirmation of such ownership to the Acquired Fund Shareholders. No redemption or repurchase of such shares credited to former Acquired Fund Shareholders in respect of the corresponding Acquired Fund Shares represented by any unsurrendered share certificates shall be permitted until such certificates have been surrendered to JHVST for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to JHVST.

SECTION 2.7 Investment Securities.

On or prior to the Closing Date, the Acquired Fund shall deliver a list setting forth the securities the Acquired Fund then owns, together with the respective Federal income tax bases thereof. The Acquired Fund shall provide, on or before the Closing Date, detailed tax basis accounting records for each security to be transferred to the corresponding Acquiring Fund pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to the Acquiring Fund hereunder. Such records shall be made available by the Acquired Fund prior to the Closing Date for inspection by the Treasurer (or his designee) or the auditors of the Acquiring Fund upon reasonable request.

SECTION 2.8  Liabilities.

The Acquired Fund shall use reasonable best efforts to ensure that it has no liabilities outstanding as of the Effective Time, other than such liabilities as are ordinary and customary in connection with its day-to-day operations and are properly reflected on its books and records.

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ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF JHVST ON BEHALF OF THE ACQUIRED
FUNDS AND THE ACQUIRING FUNDS

JHVST, on behalf of the Acquired Funds and the Acquiring Funds (the "Funds") represents and warrants that:

SECTION 3.1 Organization; Authority.

JHVST is duly organized, validly existing and in good standing as a business trust under Massachusetts law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

SECTION 3.2 Registration and Regulation of JHVST; Compliance.

JHVST is duly registered with the SEC as an investment company under the Investment Company Act, and, to the extent legally required, all Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered or qualified under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by JHVST to revoke or rescind any such registration or qualification. The Funds are in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. The Funds are in compliance in all material respects with the investment policies and restrictions applicable to them set forth in the JHVST Registration Statement currently in effect. The values of the net assets of the Funds are determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of the Funds, and all purchases and redemptions of Fund Shares have been effected at the net asset value per share calculated in such manner.

SECTION 3.3 Books, Records and Financial Statements.

The books of account and related records of each Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 2003 and prior years of each Fund contained in the JHVST Registration Statement (the "Fund Financial Statements") present fairly in all material respects the financial position of the respective Funds as of the dates indicated and the results of operations and changes in net assets for those periods in accordance with generally accepted accounting principles applied on a consistent basis for those periods.

SECTION 3.4  No Material Adverse Changes; Contingent Liabilities.

Since December 31, 2003, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of any Fund or the status of any Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets, from the performance of any investments made by the Fund, from a Fund's efforts to align its investment portfolio with that of

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the other Fund with which it is reorganizing, or occurring in the ordinary course of business of the Fund or JHVST. There are no contingent liabilities of either Fund not disclosed in the Fund Financial Statements which are required to be therein disclosed in accordance with generally accepted accounting principles.

SECTION 3.5  Fund Shares; Business Operations.

         (a) All Fund Shares that have been (or are being) offered have been (or will be) duly authorized and validly issued and are fully paid and non-assessable.

         (b) No Fund has outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Fund Shares, except for any right of investors to acquire Fund Shares at net asset value in the normal course of JHVST's business as a series of an open-end management investment company operating under the Investment Company Act.

         (c) Each Acquired Fund has conducted its historic business within the meaning of Section 1.368-1(d)(2) of the Income Tax Regulations under the Code. In anticipation of its Reorganization, an Acquired Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to the Acquiring Fund.

SECTION 3.6  Accountants.

Ernst & Young, LLP, which has reported upon the Fund Financial Statements, are independent public accountants as required under applicable SEC accounting requirements.

SECTION 3.7 Binding Obligation.

Assuming this Agreement has been duly executed and delivered by John Hancock, it constitutes the legal, valid and binding obligation of JHVST in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

SECTION 3.8 Due Authorizations; No Breaches or Defaults.

The execution and delivery of this Agreement by JHVST on behalf of the Funds and the performance by JHVST of its obligations hereunder has been duly authorized, by all necessary corporate action on the part of JHVST, subject to the Acquired Fund Shareholders' approval of each Reorganization, and (i) will not, result in any violation of the Agreement and Declaration of Trust or by-laws of JHVST and
(ii) will not result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of the any Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect)

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under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which JHVST is a party or by which it may be bound and which relates to the assets of either Fund or to which any property of either Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over JHVST or any property of any Fund.

SECTION 3.9 Governmental Authorizations.

Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with
Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by JHVST, on behalf of any Fund, in connection with the due execution and delivery by JHVST of this Agreement and the consummation by JHVST of the transactions contemplated hereby.

SECTION 3.10  Permits.

JHVST has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to either Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of JHVST, there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.11  No Actions, Suits or Proceedings.

         (a) There is no pending action, litigation or proceeding, nor, to the knowledge of JHVST, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against JHVST, or any Fund, before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of JHVST, threatened in writing or, if probable of assertion, orally, against JHVST affecting any property, asset, interest or right of any Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to that Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to JHVST's conduct of the business of any Fund affecting in any significant respect the conduct of such business. JHVST is not, and has not been, to the knowledge of JHVST, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of any Fund.

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SECTION 3.12  Contracts.

Neither JHVST nor any Fund is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of any Fund, by which the assets, business, or operations of a Fund may be bound or affected, or under which it or the assets, business or operations of a Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of JHVST, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

SECTION 3.13 Properties and Assets.

Each Fund had good and marketable title to all properties and assets reflected in the Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Fund Financial Statements. None of any Fund's assets are subject to any impairment of title or lien that has not been incurred in the regular course of the Fund's investment operations or that is not of a type described in the Fund Financial Statements.

SECTION 3.14  Taxes.

         (a) Each Fund has elected to be a regulated investment company under Subchapter M of the Code and has qualified as such for each taxable year since inception and has at all times since inception satisfied the requirements of
Part I of Subchapter M of the Code to maintain such qualification. No Fund has earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of the Acquired Fund as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of an Acquired Fund arising by reason of undistributed investment company taxable income or net capital gain, JHVST will declare on or prior to the Closing Date to the shareholders of the Acquired Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of the Acquired Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2003 and for the short taxable year beginning on January 1, 2004 and ending on the Closing Date and (B) all of the Acquired Fund's net capital gain recognized in its taxable year ended December 31, 2004 and in such short taxable year (after reduction for any capital loss carryover).

         (b) Each Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provision would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against any Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding; nor are any written requests for such waivers pending,

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and no Returns of any Fund are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

         (c) The fiscal year of no Fund has been changed for tax purposes since the date on which it commenced operations.

         (d) There is no intercorporate indebtedness existing between an Acquiring Fund and the corresponding Acquired Fund that was issued, acquired, or will be settled at a discount.

         (e) The fair market value of the assets of each Acquired Fund transferred to the corresponding Acquiring Fund will equal or exceed the sum of the liabilities assumed by the Acquiring Fund, plus the amount of liabilities, if any, to which the transferred assets are subject.

         (f) Neither any Acquired Fund nor any Acquiring Fund is under the jurisdiction of a court in a United States Code Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (g) Immediately before the Reorganization, not more than 25 percent of the value of the total assets of each Acquired Fund will be invested in the stock or securities of any one issuer, and not more than 50 percent of the value of the Acquired Fund will be invested in the stock or securities of five or fewer issuers.

SECTION 3.15 Benefit and Employment Obligations.

No Fund has any obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and no Fund has any obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any person.

SECTION 3.16  Brokers.

No broker, finder or similar intermediary has acted for or on behalf of JHVST in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with JHVST or any action taken by it.

SECTION 3.17 Voting Requirements.

The vote of a majority of the shares of each Acquired Fund cast at a meeting at which a quorum is present (the "Required Shareholder Vote") is the only vote of the holders of any class or series of shares of beneficial interest in the Acquired Fund necessary to approve the Reorganization for that Fund.

SECTION 3.18  State Takeover Statutes.

No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

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SECTION 3.19 Books and Records.

The books and records of JHVST relating to the Funds, reflecting, among other things, the purchase and sale of Acquired Fund Shares, the number of issued and outstanding shares owned by the Acquired Fund Shareholders, and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

SECTION 3.20 Prospectus and Statement of Additional Information.

The current prospectus and statement of additional information for each Fund as of the date on which it was issued did not contain, and as supplemented by any supplement thereto that has been duly filed with the SEC, do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 3.21 No Distribution.

No Acquiring Fund Shares are being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

SECTION 3.22 Liabilities of the Acquired Fund.

The liabilities of each Acquired Fund that are to be assumed by the corresponding Acquiring Fund in connection with the Reorganization, or to which the assets of the Acquired Fund to be transferred in the Reorganization are subject, were incurred by the Acquired Fund in the ordinary course of its business. The fair market value of the assets of each Acquired Fund to be transferred to the corresponding Acquiring Fund in the Reorganization will equal or exceed the sum of the liabilities to be assumed by the Acquiring Fund plus the amount of liabilities, if any, to which such transferred assets will be subject.

SECTION 3.23 Value of Shares.

The fair market value of Acquiring Fund Shares received by Acquired Fund Shareholders in each Reorganization will be approximately equal to the fair market value of the Acquired Fund Shares constructively surrendered in exchange therefor.

SECTION 3.24 Expenses.

Each Acquiring Fund will pay all of JHVST's expenses of any Reorganization to which that Acquiring Fund is a party.

SECTION 3.25 Consideration for Shares.

No consideration other than the Acquiring Fund Shares (and an Acquiring Fund's assumption of the corresponding Acquired Fund's liabilities, including for this purpose all liabilities to which the assets of the Acquired Fund are subject) will be issued in exchange for the assets of the Acquired Fund acquired by the Acquiring Fund in connection with the Reorganization.

SECTION 3.26 Representations Concerning the Reorganizations.

         (a) JHVST has no plan or intention to reacquire any of the Acquiring Fund Shares issued in a Reorganization, except to the extent that the Acquiring Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary of its business as an open-end, management investment company.

         (b) No Acquiring Fund has any plan or intention to sell or otherwise dispose of any of the assets of the Acquired Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

         (c) Following a Reorganization, the Acquiring Fund will continue the "historic business" (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) of the Acquired Fund from which the Acquiring Fund acquired assets in the Reorganization or use a significant portion of the Acquired Fund's historic business assets in its business.

         (d) Immediately before a Reorganization, not more than 25 percent of the value of the total assets of the Acquiring Fund will be invested in the stock or securities of any one issuer, and not more than 50 percent of the value of the total assets of the Acquiring Fund will be invested in the stock or securities of five or fewer issuers.

SECTION 3.27  Registration of Acquiring Fund Shares.

         (a) On the date hereof, the shares of beneficial interest of JHVST are divided into 31 portfolios, including the Acquiring and the Acquired Funds. Under its Declaration of Trust, JHVST is authorized to issue an unlimited number of Shares and, from time to time, combine Shares without thereby changing the proportionate beneficial interests in JHVST.

         (b) The Acquiring Fund Shares to be issued pursuant to Section 2.6 will on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of JHVST then in effect.

         (c) The Acquiring Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect.

         (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") forming a part of JHVST's Registration Statement on Form N-14 shall be furnished to Acquired Fund Shareholders entitled to vote at any Acquired Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of each Acquiring Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF JOHN HANCOCK

John Hancock represents and warrants as follows:

SECTION 4.1 Organization; Authority.

John Hancock is a corporation duly organized, validly existing and in good standing under Massachusetts law, with all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

SECTION 4.2  Continuity of Ownership.

There is no plan or intention by the shareholders of any Acquired Fund to redeem or otherwise dispose of a number of the Acquiring Fund Shares received by it in connection with a Reorganization that would reduce the Acquired Fund Shareholders' ownership of voting stock of the Acquiring Fund to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of the Acquired Fund as of the same date. For purposes of this representation, any Acquired Fund Shares exchanged for cash or other property or exchanged for cash in lieu of fractional shares of the Acquiring Fund will be treated as outstanding Acquired Fund Shares on the date of the Reorganization. Moreover, Acquired Fund Shares and Acquiring Fund Shares held by Acquired Fund Shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Reorganization will be considered in making this representation, except for Acquired Fund Shares or Acquiring Fund Shares which have been, or will be, redeemed by the Acquired Fund or the Acquiring Fund in the ordinary course of its business as a series of an open-end, management investment company under the Investment Company Act.

SECTION 4.3 Binding Obligation.

Assuming this Agreement has been duly executed and delivered by JHVST, it constitutes the legal, valid and binding obligation of John Hancock, in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

SECTION 4.4 Due Authorization; No Breaches or Defaults.

The execution and delivery of this Agreement by John Hancock and performance by John Hancock of its obligations hereunder have been duly authorized by all necessary corporate action on the part of John Hancock and (i) do not, and on the Closing Date will not, result in any violation of the Certificate of Incorporation or by-laws of John Hancock and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of John Hancock (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which JHVST is a party or by which it may be bound and which relates to the assets of John Hancock or to which any properties of John Hancock may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over John Hancock or any of its property.

SECTION 4.5 Governmental Authorizations.

Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to, or filing with, any Governmental Authority will be required to be obtained or made by John Hancock in connection with the due execution and delivery by John Hancock of this Agreement and the consummation by John Hancock of the transactions contemplated hereby.

SECTION 4.6 Permits.

John Hancock has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to the Reorganizations, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected, individually or in the aggregate, to adversely affect the interest of any other party to a Reorganization. To the knowledge of John Hancock there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to adversely affect the interest of any other party to a Reorganization.

SECTION 4.7 No Actions, Suits or Proceedings.

         (a) There is no pending action, suit or proceeding, nor, to the knowledge of John Hancock, has any litigation been threatened in writing or, if probable of assertion, orally, against John Hancock before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganizations.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of John Hancock, threatened in writing or, if probable of assertion, orally, against John Hancock, affecting any property, asset, interest or right of John Hancock that could reasonably be expected, individually or in the aggregate, to adversely affect the interests of any other party to the Reorganizations. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to John Hancock's conduct of its business that could reasonably be expected, individually or in the aggregate, to adversely affect the interests of any other party to any Reorganization. John Hancock is not, and has not been, to the knowledge of John Hancock, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of JHVST.

SECTION 4.8 Brokers.

No broker, finder or similar intermediary has acted for or on behalf of John Hancock in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with John Hancock or any action taken by it.

ARTICLE 5  COVENANTS

SECTION 5.1 Conduct of Business.

         (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), JHVST shall conduct the business of each Acquired Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of the Acquired Fund in the ordinary course in all material respects.

         (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), JHVST shall conduct the business of each Acquiring Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of the Acquiring Fund in the ordinary course in all material respects.

SECTION 5.2  Expenses.

John Hancock shall bear, or arrange for another person other than JHVST or any Fund to bear, any expenses incurred in connection with this Agreement and the Reorganization and other transactions contemplated hereby that are not properly allocable expenses of JHVST.

SECTION 5.3 Further Assurances.

Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of each Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

SECTION 5.4 Notice of Events.

Each of JHVST and John Hancock shall give prompt notice to the other of (a) the occurrence or nonoccurrence of any event of which it obtains knowledge and which would be likely to result in any of the conditions specified in (i) in the case of an Acquired Fund, Sections
6.1 and 6.2 or (ii) in the case of an Acquiring Fund, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure or expected material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to any party.

SECTION 5.5 Access to Information.

         (a) Each Acquired Fund will, during regular business hours and on reasonable prior notice, allow the corresponding Acquiring Fund and its authorized representatives reasonable access to the books and records of the Acquired Fund pertaining to the assets of the Acquired Fund and to officers of the Acquired Fund knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of JHVST.

         (b) Each Acquiring Fund will, during regular business hours and on reasonable prior notice, allow the corresponding Acquired Fund and its authorized representatives reasonable access to the books and records of the Acquiring Fund pertaining to the assets of the Acquiring Fund and to officers of JHVST knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of JHVST.

SECTION 5.6 Consents, Approvals and Filings.

Each of JHVST and John Hancock shall make all filings required of it, as soon as reasonably practicable, including those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganizations and any other actions contemplated by this Agreement. In addition, each of JHVST and John Hancock shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to it in relation to the Reorganizations and any other actions contemplated herein and
(ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties required of it for the consummation of the Reorganizations and any other actions contemplated herein.

SECTION 5.7 Submission of Reorganizations to Shareholders.

JHVST shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and by-laws to convene an Acquired Fund Shareholders Meeting to consider approval of each Reorganization. JHVST shall use its reasonable best efforts to hold the Acquired Fund Shareholders Meeting or Meetings as soon as practicable after the date hereof. John Hancock shall take all action necessary to offer holders of variable annuity contracts and variable life insurance policies appropriate opportunity to give voting instructions concerning approval of the Reorganizations.

ARTICLE 6  CONDITIONS PRECEDENT TO THE REORGANIZATIONS

SECTION 6.1 Conditions Precedent to JHVST's Obligations With Respect to the Acquired Funds

The obligation of JHVST to consummate a Reorganization on behalf of an Acquired Fund is subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any of which may be waived in writing by JHVST and John Hancock.

     (a) The representations and warranties of JHVST on behalf of the Acquiring Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though all such representations and warranties had been made as of the Closing Date.

     (b) JHVST shall have complied with and satisfied in all material respects all agreements and conditions that this Agreement requires JHVST, on behalf of the Acquiring Fund, to comply with or satisfy at or prior to the Closing Date.

SECTION 6.2 Conditions Precedent to JHVST's Obligations With Respect to Both Funds.

The obligations of JHVST on behalf of the Acquired Fund or the Acquiring Fund to consummate any Reorganization are subject to the satisfaction, at or prior to the Closing Date, of the following conditions (in addition to any other conditions applicable to a Fund as set forth in Section 6.1 or 6.3), any of which may be waived in writing by JHVST and (except for (b) and (d) below) John Hancock, but only if and to the extent that such waiver is made with respect to both an Acquired Fund and the Acquiring Fund:

     (a) All representations and warranties of JHVST (other than those referred to in Section 6.1(a) above or Section 6.3(a) below) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though all such representations and warranties had been made as of the Closing Date.

     (b) The representations and warranties of John Hancock set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though all such representations and warranties had been made as of the Closing Date.

     (c) JHVST shall have complied with and satisfied in all material respects all agreements and conditions that this Agreement requires JHVST to comply with or satisfy (other than those referred to in Section 6.1(b) above or Section 6.3(b) below) at or prior to the Closing Date.

     (d) John Hancock shall have complied with and satisfied in all material respects all agreements and conditions that this Agreement requires John Hancock to comply with or satisfy at or prior to the Closing Date.

     (e) The Reorganization shall have been approved by the shareholders of the Acquired Fund on the record date by the Required Shareholder Vote.

     (f) The assets of the Acquired Fund to be acquired by the Acquiring Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Acquired Fund immediately prior to the Reorganization. For purposes of this Section 6.2(f), assets used by the Acquired Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of the Acquired Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of the Acquired Fund held immediately prior to the Reorganization.

     (g) The Registration Statement on Form N-14 filed by JHVST with respect to the Acquiring Fund Shares to be issued to Acquired Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (h) The Acquiring Fund and the Acquired Fund each will have satisfied the investment diversification requirements of Section 817(h) of the Code for all taxable quarters since its inception, including the last short taxable period of the Acquired Fund ending on the Closing Date and the taxable quarter of the Acquiring Fund that includes the Closing Date.

     (i) JHVST shall have received a certificate from John Hancock, in substantially the form attached hereto as Exhibit I.

     (j) JHVST, on behalf of both each Acquired Fund and the corresponding Acquiring Fund in a Reorganization shall have received the opinion of Foley & Lardner LLP, dated on or before the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to JHVST, as to certain of the federal income tax consequences under the Code of the Reorganization insofar as it relates to the Acquired Fund and the Acquiring Fund. For purposes of rendering its opinion, Foley & Lardner LLP may rely exclusively and without independent verification, as to factual matters, on the statements made in this Agreement, the Combined Proxy Statement/Prospectus and the related Statement of Additional Information, and on such other written representations as, respectively, the Chairman or Treasurer of JHVST, will have verified as of the Effective Time. The opinion will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes: (1) the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1) of the Code with respect to the Acquired Fund and the Acquiring Fund;
(2) no gain or loss will be recognized by the Acquired Fund or the Acquiring fund upon the transfer of all of the assets and liabilities, if any, of the Acquired Fund to the Acquiring Fund solely in exchange for shares of the Acquiring Fund; (3) no gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of such Fund's shares solely for shares of the Corresponding Acquiring Fund; (4) the holding period and tax basis of the shares of the Acquiring Fund received by each holder of shares of the Acquired Fund pursuant to the Reorganization will be the same as the holding period and tax basis of the shares of the Acquired Fund held by the shareholder (provided the shares of the Acquired Fund were held as a capital asset on the date of the Reorganization) immediately prior to the Reorganization; and (5) the holding period and tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the holding period and tax basis of those assets in the hands of the Acquired Fund immediately prior to the Reorganization.

SECTION 6.3 Conditions Precedent to JHVST's Obligations With Respect to the Acquiring Funds.

The obligation of JHVST to consummate a Reorganization on behalf of an Acquiring Fund is subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any of which may be waived in writing by JHVST and John Hancock.

     (a) The representations and warranties of JHVST on behalf of the Acquired Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) JHVST shall have complied with and satisfied in all material respects all agreements and conditions that this Agreement requires JHVST, on behalf of the Acquired Fund, to comply with or satisfy at or prior to the Closing Date.

ARTICLE 7  TERMINATION OF AGREEMENT

SECTION 7.1  Termination.

     (a) This Agreement may be terminated as to any Reorganization on or prior to the Closing Date for that Reorganization at the election of any party:

     (i) if the applicable Closing Date shall not be on or before the date set out under "Closing Date" in Section 1.1, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate it; or

     (ii) by written agreement of each party to this Agreement.

     (b) a termination pursuant to Section 7.1(a)(i) above shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

SECTION 7.2  Survival After Termination.

If this Agreement is terminated in accordance with Section 7.1 hereof as to any Reorganization and the Reorganization is not consummated, this Agreement shall become void and of no further force and effect except for the provisions of
Section 5.3.

ARTICLE 8  MISCELLANEOUS

SECTION 8.1  Survival of Warranties and Covenants.

The warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder.

SECTION 8.2  Governing Law.

This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within such commonwealth.

SECTION 8.3  Binding Effect, Persons Benefiting, No Assignment.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

SECTION 8.4 Obligations of JHVST (with respect to the Acquiring Funds and the Acquired Funds).

     (a) JHVST and John Hancock hereby acknowledge and agree that each Acquiring Fund is a separate investment portfolio of JHVST, that JHVST is executing this Agreement on behalf of the Acquiring Funds and that any amounts payable by JHVST under or in connection with this Agreement and that arise out of an Acquiring Fund's obligations or performance of its obligations hereunder shall be payable solely from the revenues and assets of that Acquiring Fund. JHVST and John Hancock further acknowledge and agree that (with respect to each Acquiring Fund) this Agreement has been executed by a duly authorized officer of JHVST in his or her capacity as an officer of JHVST intending to bind JHVST as provided herein, and that no officer, trustee or shareholder of JHVST shall be personally liable for the liabilities or obligations of JHVST incurred hereunder.

     (b) JHVST and John Hancock hereby acknowledge and agree that each Acquired Fund is a separate investment portfolio of JHVST, that JHVST is executing this Agreement on behalf of the Acquired Funds and that any amounts payable by JHVST under or in connection with this Agreement and that arise out of an Acquired Fund's obligations or performance of its obligations hereunder shall be payable solely from the revenues and assets of that Acquired Fund. JHVST and John Hancock further acknowledge and agree that (with respect to each Acquired Fund) this Agreement has been executed by a duly authorized officer of JHVST in his or her capacity as an officer of JHVST intending to bind JHVST as provided herein, and that no officer, trustee or shareholder of JHVST shall be personally liable for the liabilities of JHVST incurred hereunder.

SECTION 8.5  Amendments.

This Agreement may not be amended, altered or modified except by a written instrument executed by the parties.

SECTION 8.6  Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 8.7  Interpretation.

When a reference is made in this Agreement to any Section, Exhibit or Schedule, such reference shall be to a Section of, an Exhibit of or a Schedule to, this Agreement unless otherwise indicated. Any table of contents or headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

SECTION 8.8  Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

SECTION 8.9  Entire Agreement; Schedules.

This Agreement, including any Schedules, Exhibits and certificates referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

SECTION 8.10  Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided that, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

     (a) If to JHVST:

     John Hancock Variable Series Trust I
     John Hancock Place

     P.O. Box 111 197 Clarendon Street Boston, MA 02117

     Attention: Mr. Raymond F Skiba
     Fax: 617-375-4835

     (b) If to John Hancock:

     John Hancock Life Insurance Company
     John Hancock Place

     P.O. Box 111 197 Clarendon Street Boston, MA 02117

     Attention: Ronald J. Bocage, Esq.
     Fax: 617-572-7761

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

JOHN HANCOCK VARIABLE SERIES TRUST I

acting on behalf of its Acquired Funds and its Acquiring Funds

     By:

         Michele G. Van Leer

             Name:  Michele G. Van Leer
             Title: Chairman of the Board of Trustees

JOHN HANCOCK LIFE INSURANCE COMPANY

     By:

         Michele G. Van Leer

             Name:  Michele G. Van Leer
             Title: Senior Vice President

Exhibit I to Plan and Agreement of Reorganization

               CERTIFICATE OF JOHN HANCOCK LIFE INSURANCE COMPANY

Terms used in this Certificate have the same meaning as in the Agreement that prescribes its delivery.

As to the Reorganization of [insert name of Acquired Fund] into [insert name of Acquiring Fund] [add reference to additional Reorganizations as appropriate], John Hancock hereby certifies that

a. Qualified officers of John Hancock have considered whether each of the conditions precedent to consummating the Reorganization that are set forth in Sections 6.1, 6.2, and 6.3 of the Agreement have been satisfied; and

b. John Hancock hereby certifies that all such conditions have been and are satisfied.

                                           JOHN HANCOCK LIFE INSURANCE COMPANY



Date:  November __, 2004            By:
                                       ---------------------------------------
                                                      Name:
                                                      Title:

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